petroleum

Oil & Gas Petroleum Corporation

14 Wall Street, 20th Floor
New York, NY 10005

1 888 NYC OGPC

[redacted]

Memorandum of Understanding

Dated: September 25, 2007

This memorandum of understanding by and between **Daniel Correa of Oil & Gas Petroleum Corporation** and **Catalyst Ventures, Inc.** and shall outline the following agreement between the parties;

In exchange for an equity/debt investment of **$200,000 (Two Hundred Thousand Dollars USD)** made by **Catalyst Ventures, Inc. to Oil & Gas Petroleum Corporation**, a US company in the state of Florida (P06000008620 with FEIN Number 32-0186935) with registered offices at **14 Wall Street 20th Floor, New York, New York 10005** and a mailing address at **244 5th Ave G222, New York, New York 10001**, agree upon the financial return equal to the terms outlined as follows to **Catalyst Ventures, Inc.**, a US company in the state of Florida (FEIN Number 26-1095171) with registered headquarters at **1739 Creekstone Circle, San Jose, CA 95133.**

The debt portion of the agreement is as follows and pertains to one transaction of crude or refined petroleum products, whereas **Oil & Gas Petroleum Corporation** is in the process of finalizing negotiations on a contractual basis.

The total amount of products bought and sold shall generate commissions in which **Catalyst Ventures, Inc.**, a US company, shall be entitled to a percentage of **4% (Four Percent)** of the **GROSS** profits generated for **Oil & Gas Petroleum Corporation** for a period no greater than a term of **60 (Sixty)** months and a return no greater than the amount of **$400,000 (Four Hundred Thousand Dollars USD)** whichever comes first, with agreed upon financial return equal to the terms outlined for the debt portion of the investment of **$200,000 (Two Hundred Thousand Dollars USD)** are as follows.

Payments equaling the initial **$200,000 (Two Hundred Thousand Dollars USD)** along with an additional **$70,000 (Seventy Thousand Dollars USD)** for a total of **$270,000 (Two Hundred Seventy Thousand Dollars USD)** will be paid by **Oil & Gas Petroleum Corporation** to **Catalyst Ventures, Inc.**, beginning after the first successful payment made to **Oil & Gas Petroleum Corporation** on the above mentioned transaction of crude or refined petroleum products.

Payments equal to **15% (Fifteen Percent)** of the **NET** monthly profits will be made on a monthly basis until all **$270,000 (Two Hundred Seventy Thousand Dollars USD)** are repaid to **Catalyst Ventures, Inc. by Oil & Gas Petroleum Corporation.** Upon completion, the minimum debt return on investment for Catalyst Ventures, Inc. financing of Oil & Gas Petroleum Corporation will have been finalized.

The **$200,000 (Two Hundred Thousand Dollars USD)** investment, shall also entitle an equity stake to **Catalyst Ventures, Inc.**, equal to **4% (Four Percent)** of the total shares and value of **Oil & Gas Petroleum Corporation,** a US entity, with **5,000,000 (Five Million)** shares currently issued. This equity stake is obligated and contains any normal and customary obligations and duties as an investor in **Oil & Gas Petroleum Corporation.** The current par value has been

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petroleum
Oil & Gas Petroleum Corporation

14 Wall Street, 20th Floor
New York, NY 10005

1 888 NYC OGPC

[redacted]

determined at **$5.00** (Five USD) a share, with a total of valuation of **$25,000,000** (Twenty Five Million USD). **Oil & Gas Petroleum Corporation** shares are issued by the state of Florida, with no outstanding liens or present outstanding debts.

In consideration of the cash contribution of **$200,000 (Two Hundred Thousand Dollars USD)**, **Oil & Gas Petroleum Corporation** shall provide **Catalyst Ventures, Inc.** with warrants for an exit and immediate payout in cash as outlined above. This shall remain in full force as the right option to **Catalyst Ventures, Inc.** and shall endure for a period of no less than **12 (Twelve)** months upon the first cash settlement of **$270,000** (**Two Hundred Seventy Thousand Dollars USD**), and shall remain in full effect for a period of no less than **12 (Twelve)** months with the debt compensation to be capped out or maximized at **$400,000 (Four Hundred Thousand Dollars USD)** according to contractual obligations for the sale of one transaction of crude or refined petroleum products.

The equity shares of **4% (Four Percent)** shall not during that period, at any time, be converted into cash and with no penalty to **Oil & Gas Petroleum Corporation** or any of it's officers, affiliates, assigns or agents. Upon execution of this Memorandum of Understanding, granted by the authorized officer **Daniel Correa of Oil & Gas Petroleum Corporation** to **Catalyst Ventures, Inc.**, hence and therefore **Catalyst Ventures, Inc.** hereby agrees to the terms set forth in this Memorandum of Understanding and will undertake, in the best interest of this agreement, to fulfill all of the obligations set forth herein and implied by this Memorandum of Understanding.

Upon the first transaction of funds made available from the sale of the crude or refined petroleum products, **Catalyst Ventures, Inc.** shall be paid a portion of the investment by **Daniel Correa of Oil & Gas Petroleum Corporation** in the amount of **$25,000 (Twenty Five Hundred Dollars USD)** of **Net Profits** as fully earned commission. Then, for the proceeding months, maxed out at **60 (Sixty)** months or a maximum cash return of **$400,000 (Four Hundred Thousand Dollars USD)**, whichever comes first, **Catalyst Ventures, Inc.** shall receive no less than **4% (Four Percent)** of the **GROSS** revenues of the said crude or refined petroleum product contract until the debt investment has been paid.

In addition, **Catalyst Ventures, Inc.** shall receive compensation equal to **4% (Four Percent)** of the total remaining **MONTHLY NET** profits of **Oil & Gas Petroleum Corporation**, as per his equity stake in **Oil & Gas Petroleum Corporation** stemming from his investment into the company.

Catalyst Ventures, Inc. agrees that once this Memorandum of Understanding is signed, it is an agreement and its contents represent the entire agreement by and between **Oil & Gas Petroleum Corporation** and **Catalyst Ventures, Inc.**

Upon execution of the contract and the wiring of all the funds, **Oil & Gas Petroleum Corporation** shall provide within **5 (Five)** business days, the stock certificates and dividend sheets in the name of **Catalyst Ventures Inc.** as the beneficiary with non-transferable rights, unless agreed upon in writing from both parties.

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petroleum

Oil & Gas Petroleum Corporation

14 Wall Street, 20th Floor
New York, NY 10005

1 888 NYC OGPC

[redacted]

This memorandum of understanding and its contents represent the entire agreement by and between **Oil & Gas Petroleum Corporation** and **Catalyst Ventures, Inc.**

Oil & Gas Petroleum Corporation	**Kenneth S. Green of Catalyst Ventures, Inc.**
Name: Daniel Correa, M.Sc	Name: Kenneth S. Green of Catalyst Ventures, Inc.
Title: Physics Engineer & CEO	Title: Chairman and Founder
September 25, 2007	September 25, 2007

Contact Info:
Daniel Correa
212 300 3568
dc@ogpetroleum.com

US Department of State
213952890

Contact Info:
Kenneth S. Green of Catalyst Ventures, Inc.
408-691-0806
kengreen95133@yahoo.com

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petroleum
Oil & Gas Petroleum Corporation

14 Wall Street, 20th Floor
New York, NY 10005

1 888 NYC OGPC

[redacted]

Transfer of wiring funds as follows:

Bank Of America
1900 Tyler Street – Branch # 0109494
Hollywood, FL 33020
954 926 4660
Branch Manager: Karron Fearon
Acct: **229-004-010-194**

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